As filed with the Securities and Exchange Commission on March 31, 2023
Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
20-0723270
(I.R.S. Employer Identification Number)
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randy L. Taylor
President and Chief Executive Officer
Everi Holdings Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James J. Moloney
Michael A. Titera
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
(949) 451-4343

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
EVERI HOLDINGS INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may, from time to time, offer to sell common stock, preferred stock, debt securities, warrants or units, either individually or in combination.
This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information.
Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “EVRI”. The last reported sale price of our common stock on the NYSE on March 30, 2023 was $16.87 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN ON PAGE 5 AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 31, 2023

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any pricing supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus.
Each time we offer and sell securities with this prospectus, we will provide a prospectus supplement and, if applicable, a related free writing prospectus that will describe the specific terms of the offering. Such prospectus supplement and free writing prospectus may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement and related free writing prospectus may also add to, update or change the information contained in this prospectus, and accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or the related free writing prospectus. Please carefully read this prospectus, the prospectus supplement and any related free writing prospectus issued by us, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Everi,” “Everi Holdings” and similar terms refer to Everi Holdings Inc., a Delaware corporation, and its consolidated subsidiaries.

ABOUT EVERI HOLDINGS INC.
Everi develops and offers products and services that provide gaming entertainment, improve our customers’ patron engagement, and help our casino customers operate their businesses more efficiently. We develop and supply entertaining game content, gaming machines and gaming systems and services for land-based and iGaming operators. Everi is a provider of financial technology solutions that power casino floors, improve operational efficiencies, and fulfill regulatory requirements. We also develop and supply player loyalty tools and mobile-first applications that enhance patron engagement for our customers and venues in the casino, sports, entertainment, and hospitality industries. Everi reports its financial performance, and organizes and manages its operations, across the following two business segments: (i) Everi Games and (ii) Everi Financial Technology Solutions (“FinTech”).
Everi Games provides gaming operators with gaming technology and entertainment products and services, including: (i) gaming machines, primarily comprising Class II, Class III and Historic Horse Racing slot machines placed under participation or fixed-fee lease arrangements or sold to casino customers; (ii) providing and maintaining the central determinant systems for the video lottery terminals installed in the State of New York and similar technology in certain tribal jurisdictions; and (iii) business-to-business digital online gaming activities.
Everi FinTech provides gaming operators with financial technology products and services, including: (i) financial access and related services supporting digital, cashless and physical cash options across mobile, assisted and self-service channels; (ii) loyalty and marketing software and tools, regulatory and compliance software solutions, other information-related products and services, and hardware maintenance services; and (iii) associated casino patron self-service hardware that utilizes our financial access, software and other services. We also develop and offer mobile-first applications aimed at enhancing patron engagement for customers in the casino, sports, entertainment, and hospitality industries. Our solutions are secured using an end-to-end security suite to protect against cyber-related attacks allowing us to maintain appropriate levels of security. These solutions include: access to cash and cashless funding at gaming facilities via Automated Teller Machine debit withdrawals, credit card financial access transactions, and point of sale (“POS”) debit card purchases at casino cages, kiosk and mobile POS devices; accounts for the CashClub Wallet, check warranty services, self-service loyalty and fully integrated kiosk maintenance services; self-service loyalty tools and promotion management software; compliance, audit, and data software; casino credit data and reporting services; marketing and promotional offering subscription-based services; and other ancillary offerings.
Everi Holdings was formed as a Delaware limited liability company on February 4, 2004 and was converted to a Delaware corporation on May 14, 2004. Our principal executive offices are located at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113. Our telephone number is (800) 833-7110. Our website address is www.everi.com. Information contained on, or accessible through, our website is not a part of this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on that information when making a decision to invest in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations and forecasts about future events.
These forward-looking statements include, among other things, statements regarding the following matters: trends, developments, and uncertainties impacting our business, including our ability to withstand: macro-economic impacts on consumer discretionary spending, interest rates and interest expense; global supply chain disruption; inflationary impact on supply chain costs; inflationary impact on labor costs and retention; equity incentive activity and compensation expense; our ability to maintain revenue, earnings, and cash flow momentum or lack thereof; changes in global market, business and regulatory conditions whether as a result of the COVID-19 or other global pandemics, or other economic or geopolitical developments around the world, including availability of discretionary spending income of casino patrons as well as expectations for the closing or re-opening of casinos; product innovations that address customer needs in a new and evolving operating environment; to enhance shareholder value in the long-term; trends in gaming operator and patron usage of our products; benefits realized by using our products and services; benefits and/or costs associated with mergers, acquisitions, and/or strategic alliances; product development, including the benefits from the release of new products, new product features, product enhancements, or product extensions; regulatory approvals and changes; gaming, financial regulatory, legal, card association, and statutory compliance and changes; the implementation of new or amended card association and payment network rules or interpretations; consumer collection activities; competition (including consolidations); tax liabilities; borrowings and debt repayments; goodwill impairment charges; international expansion or lack thereof; resolution of litigation or government investigations; our share repurchase and dividend policy; new customer contracts and contract renewals or lack thereof; financial performance and results of operations (including revenue, expenses, margins, earnings, cash flow, and capital expenditures); expected key improvements in free cash flow; and expectations regarding our improved credit profile. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “will,” “should,” “would,” “likely,” and similar expressions. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, and trends in our business and other characterizations of future events or circumstances are forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. These forward-looking statements are not a guarantee of future performances and are subject to assumptions and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance, or achievement implied by such forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, market and economic forces; our substantial leverage; our ability to compete in the gaming industry, manage competitive pressures, navigate gaming market contractions, and continue operating in Native American gaming markets; expectations regarding our existing and future installed base and win per day, our product portfolio, and development and placement fee arrangements; expectations regarding customers’, gaming establishments’, and patrons’ preferences and demands for future gaming offerings; our ability to comply with the Europay, MasterCard, and Visa global standard for cards equipped with security chip technology; changes in gaming regulatory, card association, and statutory requirements, as well as regulatory and licensing difficulties; and our ability to maintain our current customers; uncertainty of the timing and closing of acquisitions, if any; and our ability to successfully access the capital markets to raise funds.
No assurance can be given that the actual future results will not differ materially from the forward-looking statements that we make for a number of reasons including those described above and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see the “Where You Can Find More Information” section in this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated herein by reference, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.
If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price and/or value of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock, including our amended and restated certificate of incorporation (as amended from time to time, our “Certificate of Incorporation”) and our second amended and restated bylaws (our “Bylaws”). You are strongly encouraged, however, to read our Certificate of Incorporation, Bylaws and any other relevant agreements, each of which is filed or will be filed as an exhibit to the registration statement of which this prospectus is a part. Additionally, copies of these documents are available from us upon request. Please also refer to “Where You Can Find More Information” to find out where copies of these documents may be obtained.
General
Our authorized capital stock consists of 50,000,000 shares of preferred stock, of which there are no shares outstanding, and 500,000,000 shares of common stock, of which 88,769,342 shares were outstanding on March 24, 2023, held by eight (8) holders of record.
Common Stock
The holders of common stock are entitled to one vote per share on all matters, including the election of directors. Our Certificate of Incorporation and Bylaws provide that the directors shall be divided into three classes constituting the entire board of directors (the “Board”). The members of each class of directors serve staggered three-year terms. Given that only a portion of the total number of directors is elected each year, a greater number of shares is required to ensure the ability to elect a specific number of directors than would be required if the entire Board were elected each year.
Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board from funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of any preferential rights of the holders of the preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions, and there is no liability for further calls or assessments by the Company.
Preferred Stock
The Board has the authority, without any further action by stockholders, to issue 50,000,000 shares of preferred stock in one or more series with dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and other rights or preferences that could be senior to those of holders of common stock. There are no shares of preferred stock outstanding.
Anti-Takeover Provisions
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders.
In addition, our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include:
•a classified Board;

•a requirement that directors may only be removed for cause and only by an affirmative vote of the holders of a majority of the Company’s voting stock; and
•the inability of stockholders to call special meetings and to act without a meeting.
Subject to the exceptions set forth below, certain business combinations involving a “Related Person” require the approval of the holders of at least 80% of the outstanding shares entitled to vote generally in the election of directors (which we refer to as “voting shares”) and the approval of the holders of a majority of the voting shares not owned beneficially by the Related Person. The 80% voting requirement does not apply if:
•the terms of the business combination meet certain fairness standards set forth in our Certificate of Incorporation;
•the business combination is approved by the holders of a majority of the voting shares not owned beneficially by the Related Person; and
•all other affirmative voting requirements imposed by applicable law or our Certificate of Incorporation are met.
Alternatively, the business combination can be approved by a majority of the “Continuing Directors” and such other vote as may be required by law or by our Certificate of Incorporation.
“Related Person” means any person, entity or group that beneficially owns five percent or more of the outstanding voting stock (subject to certain exceptions) and affiliates and associates of any such person, entity or group.
“Continuing Director” means, as to any Related Person:
•a member of the Board who was a director of the Company’s predecessor prior to June 9, 1987 or thereafter became a director of the Company prior to the time the Related Person became a Related Person; and
•any successor of such a director who is recommended by a majority of such directors then on the Board.
However, to be a Continuing Director as to any Related Person, the director must not be the Related Person or an affiliate of the Related Person.
Options
As of December 31, 2022, options representing the right to purchase 6,792,797 shares of common stock were issued and outstanding at a weighted average exercise price of $5.01. The outstanding options were granted to certain of our employees, officers, directors and consultants pursuant to our 2014 Equity Incentive Plan (as amended and restated), our 2012 Equity Incentive Plan (as amended) and our 2005 Stock Incentive Plan.
Restricted Stock and Restricted Stock Units
As of December 31, 2022, there were no shares of restricted (unvested) stock awards outstanding and 2,707,344 restricted stock units outstanding, which includes 1,730,265 time-based restricted stock units and 977,079 performance-based restricted stock units.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. and its telephone number is (800) 353-0103.
New York Stock Exchange
Our common stock is listed on the NYSE under the symbol “EVRI.”

DESCRIPTION OF DEBT SECURITIES
The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Everi Holdings Inc. Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee (the “Trustee”) chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed under such indenture. The form of unsecured senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to the applicable indenture for more specific information.
The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to any of our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries.
We will include the specific terms of each series of the debt securities being offered in a prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of debt securities, common stock, preferred stock or other securities of the Company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•if appropriate, a discussion of material United States federal income tax considerations; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS
Certain legal matters in connection with the securities will be passed upon by Gibson, Dunn & Crutcher LLP, our counsel. Our special gaming counsel, may pass upon legal matters for us and will be named in the applicable prospectus supplement. Legal counsel to any underwriters may pass upon legal matters for such underwriters and will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 1, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 8, 2023 and March 9, 2023; and
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 1, 2023, including any amendments or reports filed for the purposes of updating that description.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
You may request and we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Everi Holdings Inc.
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
Attention: Kate Lowenhar-Fisher, Executive Vice President, Chief Legal Officer – General Counsel, and Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.everi.com. Information on our website or any other website is not incorporated by reference into this prospectus.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. The registration statement, exhibits and schedules are available through the SEC’s website at http://www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

Amount
SEC registration fee	$(1)
Printing expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Trustee and Transfer Agent fees	$(2)
Blue Sky Fees	$(2)
Miscellaneous (including listing and rating agency fees)	$(2)
Total	$(2)
__________________
(1)In accordance with Rules 456(b) and 457(r), we are deferring the payment of registration fees for securities offered under this registration statement.
(2)These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses associated with any offering of securities.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
The Certificate of Incorporation provides, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is a director, officer, employee or agent of the Company.
The Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.
Item 16. Exhibits.

EXHIBIT INDEX
Exhibit No.†	Description
3.1 *
Amended and Restated Certificate of Incorporation of Everi Holdings (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to Everi Holdings’ Registration Statement on Form S-1 (registration No. 333-123514) filed with the SEC on May 26, 2005).

3.2 *
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Everi Holdings (incorporated by reference to Exhibit 3.1 of Everi Holdings’ Current Report on Form 8-K filed with the SEC on April 30, 2009).

3.3 *
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Everi Holdings (incorporated by reference to Exhibit 3.1 of Everi Holdings’ Current Report on Form 8-K filed with the SEC on August 14, 2015).

3.4 *
Second Amended and Restated By-Laws of Everi Holdings (effective as of August 24, 2015) (incorporated by reference to Exhibit 3.2 of Everi Holdings’ Current Report on Form 8-K filed with the SEC on August 14, 2015).

4.1 *
Specimen of Common Stock Certificate of Everi Holdings Inc. (incorporated by reference to Exhibit 4.1 of Everi Holdings’ Registration Statement on Form S-1 (Registration No. 333-123514) filed with the SEC on September 6, 2005).

4.2 **	Form of Indenture for Senior Debt.

5.1 **	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.

23.1 **	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2 **	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1 **	Power of Attorney (included on and incorporated by reference to the signature page of this registration statement).

25.1 †	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Senior Debt.

107 **	Filing Fee Table
__________________
*Previously filed.
**Filed herewith.
†Everi Holdings Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. The Form T-1 Statement of Eligibility of the Trustee under the Indenture for Senior Debt will be filed on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.
Item 17. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
B.The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
D.The undersigned Registrant hereby undertakes, if applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada on March 31, 2023.

EVERI HOLDINGS INC.

By:	/s/ Randy L. Taylor

Randy L. Taylor
President and Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Randy L. Taylor, Mark F. Labay, and Todd A. Valli each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Everi Holdings Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Randy L. Taylor	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2023
Randy L. Taylor

/s/ Mark F. Labay	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 31, 2023
Mark F. Labay

/s/ Todd A. Valli	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 31, 2023
Todd A. Valli

/s/ Michael D. Rumbolz	Executive Chairman of the Board and Director	March 31, 2023
Michael D. Rumbolz

/s/ Atul Bali	Lead Independent Director	March 31, 2023
Atul Bali

/s/ Geoffrey P. Judge	Director	March 31, 2023
Geoffrey P. Judge

/s/ Linster W. Fox	Director	March 31, 2023
Linster W. Fox

/s/ Maureen T. Mullarkey	Director	March 31, 2023
Maureen T. Mullarkey

/s/ Secil Tabli Watson	Director	March 31, 2023
Secil Tabli Watson

/s/ Paul Finch	Director	March 31, 2023
Paul Finch